UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2008

NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32421 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

1875 Explorer Street, Suite 1000 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)
Registrant’s telephone number, including area code: (703) 390-5100
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 23, 2008, Jose Felipe notified NII Holdings, Inc. (the “Company”) that he would be resigning as Vice President of the Company in order to pursue other interests. The resignation is effective May 31, 2008.
     Mr. Felipe previously was the President of Nextel Mercosur and oversaw the Company’s operations in Argentina and Brazil. Ruben Butvilofsky will continue to serve as President of Nextel Argentina, responsible for the Company’s operations in Argentina, and Sergio Chaia will continue to serve as President of Nextel Brazil, responsible for the Company’s operations in Brazil. In those roles, both Messrs. Butvilofsky and Chaia have been reporting directly to Lo van Gemert, the Company’s President and COO since earlier this year.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC. (Registrant)
Dated: April 29, 2008	By:	/s/ Gary D. Begeman
Gary D. Begeman
Vice President, General Counsel and Secretary